UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 11, 2026

SOTERA HEALTH COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39729	47-3531161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9100 South Hills Blvd, Suite 300

Broadview Heights, Ohio 44147

(Address of Principal Executive Offices) (Zip Code)

(440) 262-1410

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which registered
Common stock, $0.01 par value per share	SHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement

On May 13, 2026, the stockholders’ agreement (the “Stockholders Agreement”) by and among Sotera Health Company (the “Company”) and the stockholders party thereto, dated as of November 19, 2020, terminated pursuant to its terms as described below under Item 8.01.

A description of the terms of the Stockholders Agreement is found under the caption “Certain Relationships and Related Party Transactions—Stockholders Agreement” in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 8, 2026 and supplemented on May 5, 2026, which description is incorporated by reference herein.

Such description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholders Agreement, which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

The information set forth under Item 8.01 with respect to the Stockholders Agreement is incorporated by reference into this Item 1.02.

Item 8.01	Other Events

On May 11, 2026, the Company, certain stockholders named in Schedule 2 thereto (the “Selling Stockholders”) and Goldman Sachs & Co. LLC, as underwriter (the “Underwriter”), entered into an underwriting agreement (the “Underwriting Agreement”) relating to the sale of 31,838,253 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”) by the Selling Stockholders, at a price of $15.168 per share, subject to and upon the terms and conditions set forth therein (the “Offering”). On May 13, 2026, the Selling Stockholders sold the Shares to the Underwriter pursuant to the Underwriting Agreement. The Company did not issue or sell any shares of Common Stock in that transaction and will not receive any proceeds from the sale of the Shares by the Selling Stockholders. None of the Company’s executive officers participated in the sale of the Shares in the Offering.

The Selling Stockholders are affiliates of the Company’s prior private equity sponsors, Warburg Pincus LLC and GTCR LLC (collectively, the “Sponsors”), which have historically had special rights relating to the Company’s corporate governance, including the right to designate directors to serve on the Company’s board of directors (the “Board”). As a result of the completion of the Offering, the Sponsors will no longer own any Common Stock. The Company’s existing Stockholders Agreement terminated as a result, ending the Sponsors’ special corporate governance rights. Existing directors on the Board previously designated by the Sponsors are not, however, required to resign from the Board or its committees and may serve until the end of their terms.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and is incorporated herein by reference. The opinion of Cleary Gottlieb Steen & Hamilton LLP, relating to the validity of the Shares, is filed as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 11, 2026, among the Company, Goldman Sachs & Co. LLC, as underwriter, and the selling stockholders named in Schedule 2 thereto.

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

10.1	Stockholders Agreement (filed as Exhibit 10.9 to the Company’s Annual Report for the year ended December 31, 2020)

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included as part of Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sotera Health Company
(Registrant)

Date: May 13, 2026	By:	/s/ Jonathan M. Lyons
Jonathan M. Lyons
Senior Vice President and Chief Financial Officer